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Exhibit 99.1


[Graphic Omitted] MARITRANS                                            NEWS
                  TWO HARBOUR PLACE                                    RELEASE
                  302 KNIGHTS RUN AVENUE
                  TAMPA, FL 33602
                  813-209-0600
                  800-922-4596

FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
JUDITH M. CORTINA (610) 595-8055


                 MARITRANS ANNOUNCES ADDITION OF VESSEL TO FLEET

               TIME CHARTERS-IN OIL TANKER TO SERVE STRONG DEMAND

         TAMPA, FL- August 1, 2005 Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transportation company, today announced that it has entered into a three year agreement with Seabrook Carriers Inc., a wholly owned subsidiary of Fairfield-Maxwell LTD. to time charter in the M/V Seabrook, a single-hull oil tanker with a carrying capacity of 230,000 barrels. The agreement will expire in July 2008, after which time the vessel will no longer be eligible to transport petroleum products in accordance with the Oil and Pollution Act of 1990. Subject to delivery and meeting required compliances, the M/V Seabrook will enter Maritrans' service on or about October 1, 2005 and will be deployed into the Company's clean products trade route along the Gulf Coast. The M/V Seabrook will also be available for voyages to the U.S. West Coast and the Northeast.

         Jonathan Whitworth, Chief Executive Officer of Maritrans commented, "Building on our recent initiatives to re-enter the Northeast barge market as well as to optimize our fleet deployment, we are pleased to have made further progress on the strategic plan that we laid out earlier in the year. The addition of the M/V Seabrook provides us with an immediate increase in carrying capacity during a time of decreasing supply of vessels in the U.S. Jones Act trade. At the same time, Maritrans has enhanced its position to serve the strong demand in the clean products market and take advantage of the attractive rate environment."

ABOUT MARITRANS


         Maritrans Inc. is a U.S. based company with a 77-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. With 15 units, Maritrans has the largest fleet in its size category and one of the largest serving the U.S. coastwise trade. The fleet consists of four oil tankers and eleven oceangoing married tug/barge units with an aggregate fleet capacity of approximately 3.6 million barrels, of which 69 percent is double-hulled. Maritrans has two primary areas of focus: transporting refined products in the Gulf of Mexico to growth areas such as Florida and supplying Philadelphia area refineries with crude oil lightering from large foreign tankers. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area.


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MARITRANS ANNOUNCES ADDITION OF VESSEL TO FLEET
Page 2
August 1, 2005



SAFE HARBOR STATEMENT


         The information in this news release includes certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from those expressed in or implied by such forward-looking statements. These statements are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted. Such factors include, among others, changes in oil companies' decisions as to the type and origination point of the crude that it processes, changes in the amount of imported petroleum products, competition for marine transportation, domestic oil consumption, the continuation of federal law restricting United States point-to-point maritime shipping to U.S. vessels (the Jones Act), the timing and success of our double-hull rebuilding program, demand for petroleum products, future spot market rates, demand for our services, levels of foreign imports, changes in interest rates, the effect of war or terrorist activities and the general financial, economic, environmental and regulatory conditions affecting the oil and marine transportation industry in general. The Company is under no duty to update any of these forward-looking statements after the date of this release to conform such statements to actual results.



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